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                                                               EXHIBIT 10.1

LOAN AGREEMENT EXECUTED BY AND BETWEEN BANCO INBURSA, S.A., INSTITUCION DE BANCA MULTIPLE, GRUPO FINANCIERO INBURSA, REPRESENTED BY MR. RAUL HUMBERTO ZEPEDA RUIZ, (HEREINAFTER THE "BANK"), AND BY PRODIGY COMMUNICATIONS CORPORATION, REPRESENTED BY MR. ALLEN CRAFT, (HEREINAFTER THE "BORROWER"), SUBJECT TO THE FOLLOWING TERMS AND CONDITIONS:

                                 REPRESENTATIONS

I.  THE BORROWER DECLARES THROUGH HIS LEGAL REPRESENTATIVE:

a) That his principal is a corporation duly created in accordance with the laws of Delaware, United States of America.

b) That he has sufficient powers and authority to validly bind his principal, and that to date such powers and authority have not been revoked, amended or limited in any manner whatsoever.

c) That this Agreement and the promissory notes herein referred to, upon being signed by his principal, shall constitute valid and enforceable obligations subject to its respective terms.

d) That there are no judicial or administrative proceedings pending against his principal which could affect the lawfulness, validity or enforceability of the obligations arising from this instrument and/or of the promissory notes to be executed in accordance with thereof.

e) That his principal's financial statements, which were delivered to the BANK previously to this date and under which grounds the Bank agreed to execute this Agreement, truthfully reflect his financial situation.

II.  THROUGH HIS LEGAL REPRESENTATIVE, THE BANK DECLARES:

a) That his principal is a corporation duly created in accordance with the laws of Mexico.


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b) That he has sufficient powers and authority to validly bind his principal and that to date, such powers and authority have not been revoked, amended or limited in any manner whatsoever.

In virtue of whereof, the parties execute this Agreement subject to the following

                                     CLAUSES

FIRST. AMOUNT OF THE LOAN. The BANK opens for the BORROWER a credit line in an amount up to US$150,000,000.00 (ONE HUNDRED AND FIFTY MILLION DOLLARS, UNITED STATES OF AMERICA CURRENCY 00/100), hereinafter the "LOAN", with an option for the BORROWER to dispose of it in Mexican Pesos, at the rate of exchange published by Banco de Mexico (Central Bank of Mexico) in the Diario Oficial de la Federacion (Official Journal of the Federation), on the date of disposal, subject to available resources and to the Bank's authorization.

The amount of the loan hereinbefore set forth does not include interests, commissions and expenses, nor any other accessories the BORROWER should pay by reason of the LOAN hereby established.

SECOND. DESTINY OF THE LOAN. The BORROWER shall apply the amount of the LOAN set forth under the former clause, precisely to WORKING CAPITAL.

THIRD. LOAN WITHDRAWALS. During this Agreement's term, from the date this instrument is executed and until it expires, the BORROWER may dispose in one or several installments of the total amount of the LOAN established under clause FIRST herein, by subscribing promissory notes, subject to the BANK Treasury's availability of resources; should the latter be limited for any cause and should it not be possible to furnish the amount(s) requested for disposal(s), such limitation shall never be a source of responsibility in charge of the BANK.

The credit line established in this Agreement is a revolving credit line, meaning that once each withdrawal of money is paid, the credit line shall be reset up to the limit stipulated under clause FIRST, and the BORROWER is hereby authorized, for as long as this Agreement is effective, to dispose in the manner herein agreed, of the balance in his favor.

To make withdrawals of the LOAN the BORROWER is required to: (i) be updated in the payment of interests, commissions and maturities corresponding to the amounts which he has already disposed of,


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(ii) deliver, duly signed, the promissory notes documenting the withdrawals of the LOAN, and, (iii) be in good standing, having complied with all other obligations arising from this Agreement.

FOURTH. PROMISSORY NOTES. For each withdrawal, the BORROWER shall sign a promissory note in favor of the BANK, which maturities shall be agreed between the parties and will in no case exceed the term set forth under clause NINTH herein.

Said promissory note(es) shall be completely autonomous, and therefore, the BORROWER shall not invoke against its execution or enforcement, any relationship, dependence, source, or relation of cause whatsoever; wheretofore the BORROWER hereby explicitly grants his waiver and consent thereof.

The BORROWER hereby explicitly authorizes the BANK to assign, endorse and/or negotiate in any manner, even before their maturity date, the promissory note(es) documenting the withdrawals made of the LOAN, as provided under article 299 (two hundred and ninety nine) of the Ley General de Titulos y Operaciones de Credito (General Law of Securities and Credit Transactions).

Should this agreement be rescinded or early terminated for any of the causes set forth under clause TWELFTH, the BANK may accelerate the debt and declare the promissory notes due and payable.

FIFTH. LOAN AMORTIZATIONS. The BORROWER shall pay the BANK those amounts of the LOAN he has disposed of, precisely in the date their respective payment is due under each promissory note thereof, as provided under clause FOURTH of this instrument, in installments which payments shall be for the principal amount due for the withdrawal in question, and the interests arising there from as provided in the following clause, in the dates they are respectively due.

SIXTH. ORDINARY INTERESTS. The withdrawals made by the BORROWER from the amount of the LOAN, shall bear ordinary interests over the outstanding balance from the date the withdrawal in question was made, until the date they are respectively due, applying an interest rate and payment form that shall be individually agreed in each of the promissory notes, as provided under clause FOURTH of this instrument.

The interest rate over the sums withdrawn from the amount of this LOAN, shall be reviewed and adjusted in accordance to what is individually agreed in each promissory note, except for those cases where a fixed rate is agreed.


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The sole subscription of the promissory notes documenting the withdrawals by the BORROWER shall imply acceptance and agreement pf the interest rate and the payment form contained therein.

The parties agree that the period to compute interests shall be in the manner specified in each promissory note and that the reference rate applicable thereto shall be the one in force at the date of the promissory note's signature and/or the date of its revisions.

The BORROWER accepts from this moment forward, any adjustments made to the rate when the latter or any of the elements composing it were variable, and should this event arise, the adjustments shall apply without need of previous notice and without need to execute in each case, any amendments to this agreement.

Should the instruments stated as reference to establish the ordinary interest rate disappear totally without being replaced by any others, the parties hereby agree to substitute the promissory notes within the 3 (three) business days immediately following such event, or otherwise this instrument shall be early terminated.

The calculations of ordinary as well as of delinquent interests agreed in the following clause, shall be made on the grounds of a year of 360 (three hundred and sixty) days and upon the number of days actually elapsed.

SEVENTH. DELINQUENT INTERESTS. In case of default of any payment obligations in charge of the BORROWER, the latter shall pay the BANK a delinquent interest, at a daily rate resulting from applying to the due and unpaid balance of the LOAN, the ordinary interest rate in force in the delinquency period, multiplied by 3 (three).

Such delinquent interests shall be caused during all the time delinquency persists, the BORROWER hereby binds himself to pay for any collection expenses and, if necessary, for reasonable legal fees, and court expenses and other expenses.

EIGHTH. APPLICATION OF PAYMENTS. The BORROWER may earlier totally or partially make payments for the withdrawals from the LOAN without any penalty, at any time, nevertheless, such payments shall not release him from the obligation of making the immediately following payments.


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Any payment shall be applied first to delinquent interests, secondly to ordinary interests, in third place to any other pending payment expenses and lastly to the principal.

NINTH. TERM OF THE LOAN. The term of this agreement shall be 18 (EIGHTEEN) MONTHS from the date of this instrument, date from which the BORROWER must have paid the BANK each and all the payment obligations in his charge, and the terms and conditions of the promissory notes and obligations then in force shall survive until their total compliance.

TENTH. PAYMENT PLACE. All payments to be made by the BORROWER in favor of the BANK, arising from this agreement, shall be made without need of previous requirement, in business days and hours, at the address specified by the BANK under clause SIXTEENTH , or at the place the latter should determine by a simple written notice.

ELEVENTH. CHARGES AND CREDITS. The BANK may charge the Borrower's check account it has with the BANK, and the latter explicitly authorizes any such charges: the principal, the interests, commissions, expenses or payments which for any cause are made arising from this agreement. Likewise, the BORROWER authorizes the BANK to credit in such check account any amounts that should arise in its favor by cause of this agreement.

TWELFTH. EARLY TERMINATION CAUSES. The BANK may early terminate the obligations in charge of the BORROWER and accelerate the payment of the outstanding loan balance, of its legal and contractual accessories and any other amounts to be paid in accordance with the terms of this agreement in any of the following cases:

a) If the BORROWER does not comply timely with any of the capital amortizations and/or interest payments agreed in this instrument.

b) If the LOAN is not applied precisely to the purpose set forth under clause SECOND herein.

c) If the BORROWER does not provide the BANK with his quarterly financial statements within the month immediately following the date when they are due and with the annual internally consolidated financial statements, within 45 (forty five) days immediately following the close of the year and audited


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consolidated financial statements within 120 (hundred and twenty) days immediately following the annual close.

d) If the BORROWER enters into a merger or spin-off without the Bank's previous consent.

e) If any material representation made by the BORROWER to obtain the LOAN hereby granted, or in accordance with thereof, or any certification or document it may have delivered to fulfill the obligations in his charge according to this agreement, turns out to be false in any substantial aspect at the moment it was made.

f) In case of any labor conflicts of such magnitude that good performance of the Borrower's operation were affected, including but not limited to: strikes, labor suspensions, etc.

g) Should the BORROWER dispose of or encumber, totally or partially, the property constituting the fixed assets he owns and which represent over 10% (ten percent) of his shareholders' equity, without the explicit written consent of the BANK.

h) If the Borrower's property should be object of attachment ordered by any authority, and such property should represent over 10% (ten percent) of his shareholders' equity.

i) Should the BORROWER fall in any of the premises provided under article 301 of the Ley General de Titulos y Operaciones de Credito (General Law of Securities and Credit Operations), compatible with the herein transaction.

j) Should the BORROWER breach any of the obligations in his charge arising from this agreement or from the Law.

Should the BORROWER fall into any of the aforesaid premises, it shall have a term of 5 days to cure such breach. Should he not cure it within the aforesaid term, this agreement shall be early terminated and the obligations herein contained may be called to make payment in one sole installment of the total principal amount due, its interests, and any other legal accessories thereof, accorded in this agreement. In case the BORROWER should default payment, the delinquent interests shall start running from the day payment should have been made even if said delinquency were cured during the term herein set forth.


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THIRTEENTH. ASSIGNMENT. The BANK may, at all times and whenever it so deems pertinent, totally or partially assign the rights contained in this agreement by any legal means to whomever the BANK should consider convenient in accordance with the terms set provided by Law, wheretofore the BORROWER hereby explicitly agrees.

FOURTEENTH. RESTRICTION AND TERMINATION. The BANK explicitly reserves the powers and authority to restrict the amount of the LOAN or the term to dispose of it or both at the same time, or to terminate this agreement by means of a simple written notice delivered to the BORROWER in accordance with provisions under article 249 of the Ley General de Titulos y Operaciones de Credito (General Law of Securities and Credit Transactions).

FIFTEENTH. CERTIFICATES AND TITLE. This agreement along with the balances certified by the Bank's accountant, constitute the title as provided under article 68 (sixty eight) of the Ley de Instituciones de Credito (Law of Banks), without any further need of acknowledging signatures nor any other requirement, so that the outstanding balance and legal and agreed accessories shall be determined by the Bank's accountant in accordance with the terms of said legal provision.

SIXTEENTH. ADDRESSES. For all judicial and extra judicial purposes arising from this agreement, the parties hereby establish as their addresses the following:

The BORROWER:  6500 River Place Boulevard, Building 3, Austin, Texas 78730,
U.S.A.

The BANK: Paseo de las Palmas N(degree)736, Edificio "A", Anexo 1, Colonia Lomas de Chapultepec, C.P. 11000, Mexico, Distrito Federal.

Any address changes must be reported to the BANK in writing by registered mail, return receipt requested, within three business days immediately following the date when such address change takes place.

While the BORROWER does not deliver notice in writing to the BANK of any address change, the services of process and notices, and other judicial proceedings or non-judicial once shall be validly made in the addresses set forth in this clause.


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SEVENTEENTH. JURISDICTION. For interpretation and compliance of agreements in this instrument, the laws to be applied and the courts that shall have jurisdiction shall be the ones of the Federal District. The parties hereby waive any other jurisdiction to which they may have a right by reason of their future or present address.

MEXICO, FEDERAL DISTRICT, JANUARY 29, 2001.

         THE BANK                         THE BORROWER
Banco Inbursa, S.A. Institucion     Prodigy Communications
de Banca Multiple, Grupo            Corporation
Financiero Inbursa


/s Lic. Raul Humberto Zepeda Ruiz   /s Allen Craft